Form 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Fan Energy Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)


            Nevada                                    77-0140428
 --------------------------------------      ---------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


1801 Broadway Suite 720, Denver, Colorado                   80202
------------------------------------------                --------
(Address of principal executive officers)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities  Act  registration  statement  file  number  to which  this form relates:
                                    333-36516
                                    ---------

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 Par Value Per Share
                    ----------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered

     The description of the common stock of the Registrant included under the caption "Description of Securities" in the Prospectus included as a part of Registration No. 333- 36516 filed under the Securities Act of 1933, as amended, on May 19, 2000 is incorporated herein by reference.

Item 2.  Exhibits

     The following is a list of all exhibits filed as part of this  Registration
Statement:

   (3.1) Restated Articles of Incorporation of Eastern Star Mining, Inc., as filed with the Nevada Secretary of State February 7, 1997.*

   (3.2) Certificate of Amendment of Articles of Incorporation of Eastern Star Mining, Inc., as filed with the Nevada Secretary of State May 19, 1997.*

   (3.3) Certificate of Amendment of Articles of Incorporation of Eastern Star Mining, Inc., as filed with the Nevada Secretary of State May 28, 1997.*

   (3.4) Certificate of Amendment of Articles of Incorporation of Eastern Star Holdings, Inc., as filed with the Nevada Secretary of State December 10, 1997.*

   (3.5)  Bylaws of Registrant adopted December 31, 1997.*

 (10.11)  Warrant Agency Agreement.*

---------------------

* Incorporated by reference to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5 and 10.11 to Registration No. 333-36516 filed under the Securities Act of 1933, as amended, on May 19, 2000.



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


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        FAN ENERGY INC.



Date: July 18, 2000                     By /s/ George H. Fancher Jr.
                                           -------------------------------------
                                           George H. Fancher Jr., Chairman,
                                           Chief Operating Officer and Principal
                                           Accounting Officer




















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